Exhibit 99.1

Livent Corporation
1818 Market Street, Suite 2550
Philadelphia, PA 19103
USA

215.299.5900
Livent.com

News Release
For Release: Immediate

Media Contact: Juan Carlos Cruz +1.215.299.6725
Juan.Carlos.Cruz@livent.com
Investor Contact: Daniel Rosen +1.215.299.6208
Daniel.Rosen@livent.com

LIVENT RELEASES FOURTH QUARTER 2021 RESULTS

-- Strong Quarter with Full Year 2021 Results at the Top of Guidance --
-- 2022 Adjusted EBITDA Guidance Almost Three-Times 2021 at the High End of Range --
-- Announces New 20,000 MT Lithium Carbonate Expansion in Argentina --

PHILADELPHIA, February 17, 2022 – Livent Corporation (NYSE: LTHM) today reported results for the fourth quarter of 2021.
Revenue was $122.9 million, up 19% from the third quarter of 2021 and 50% higher compared to the prior year. Reported GAAP net income was $7.5 million, or 4 cents per diluted share. Adjusted EBITDA was $27.5 million and adjusted earnings per share were 8 cents per diluted share. Continued improvement in market conditions and record customer demand in the fourth quarter supported increased prices, which more than offset the impact of higher costs from inflationary pressures and continued global supply chain disruptions.
For the full year, Livent reported revenue of $420.4 million, a 46% improvement versus the prior year. GAAP net income was $0.6 million, or 0 cents per diluted share. Full year Adjusted EBITDA was $69.5 million, and adjusted earnings per share were 18 cents per diluted share.
“Lithium demand growth was strong throughout 2021 and has continued to grow in 2022,” said Paul Graves, president and chief executive officer of Livent. “Published lithium prices in all forms rose to record setting levels in January, and we continue to realize significantly higher prices across our entire portfolio.”

Capacity Expansion
Livent has begun engineering work on a second capacity expansion program, which will contribute an additional 20,000 metric tons of lithium carbonate capacity in Argentina. Following this expansion, which is expected to be complete before the end of 2025, Livent’s operations in Argentina will have total annual lithium carbonate capacity of 60,000 metric tons, as well as 9,000 metric tons of lithium chloride capacity. Recognizing the importance of responsible and sustainable lithium extraction, this expansion will implement

Page 2/ Livent Releases Fourth Quarter 2021 Results

technologies that significantly reduce water use intensity across both our future and existing operations in Argentina.
Livent remains on schedule to deliver its previously announced capacity expansions. Within the next twelve months, Livent will add capacity of 5,000 metric tons of lithium hydroxide in Bessemer City and 10,000 metric tons of lithium carbonate in Argentina. An additional 10,000 metric tons of lithium carbonate capacity will be added in Argentina by the end of 2023, which will nearly double Livent’s total available LCEs (1) from 2021 levels.
“We continue to make substantial progress on all of our expansion projects,” continued Graves. “Our customers are extremely focused on securing reliable lithium volumes needed for their own growth plans, and we will continue to invest in increasing our capacity to support them.”

Sustainability
Livent recently announced that it has been awarded 2021 Gold status for sustainability performance by EcoVadis. This is the second consecutive year the company has achieved a Gold sustainability rating and places Livent in the top 5% of the more than 85,000 companies assessed by EcoVadis around the world. Additionally, Livent began a voluntary third-party assessment using the Standard for Responsible Mining from the Initiative for Responsible Mining Assurance (IRMA). With the commencement of the assessment, Livent is the first company with mining operations in Argentina, and one of the first lithium mining companies in the world, to become a full member of IRMA.

Guidance and Outlook (2)
Livent expects a meaningful improvement in 2022 financial performance. For the full year, Livent projects revenue to be in the range of $540 million to $600 million and Adjusted EBITDA to be in the range of $160 million to $200 million, representing growth of 36% and 159%, respectively, at the midpoints versus the prior year. This guidance is based on total volumes sold being flat with 2021 levels, significantly higher average realized prices and higher anticipated costs related to logistics, raw materials and general inflationary pressures.

($ million)	FY 2022 Guidance	FY 2021 Results	YoY Growth
Revenue	540 – 600	420	Up 28% – 43%
Adjusted EBITDA	160 – 200	70	Up 130% – 188%

Supplemental Information
In this press release, Livent uses the financial measures Adjusted EBITDA and adjusted earnings per diluted share. These terms are not calculated in accordance with generally accepted accounting principles (GAAP). Definitions of these terms, as well as a reconciliation to the most directly comparable financial measure

Page 3/ Livent Releases Fourth Quarter 2021 Results

calculated and presented in accordance with GAAP, are provided on our website: ir.livent.com. Such reconciliations are also set forth in the financial tables that accompany this press release.

About Livent
For nearly eight decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent has a combined workforce of approximately 1,100 full-time, part-time, temporary, and contract employees and operates manufacturing sites in the United States, England, India, China and Argentina. For more information, visit Livent.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “will continue to,” "will likely result," “should,” “expect,” “expects,” “intends,” “plans,” “anticipates,” “believe,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “forecast,” “future,” “is confident that,” “plans,” or “projects,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Livent, may include projections of Livent’s future financial performance, Livent’s anticipated growth strategies and anticipated trends in Livent’s business, including without limitation, our capital expansion plans and development of the Nemaska project. These statements are only predictions based on Livent’s current expectations and projections about future events. There are important factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Currently, one of the most significant factors is the adverse effect of the current coronavirus ("COVID-19") pandemic on our business. The ultimate extent to which COVID-19 impacts us will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Additional factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements include a decline in the growth in demand for electric vehicles; increased supply chain disruptions in the electric vehicle manufacturing industry; volatility in the price for performance lithium compounds; adverse global economic conditions; competition; quarterly and annual fluctuations of our operating results; risks relating to Livent’s planned production expansion and related capital expenditures, including any further suspension of our expansion efforts; the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input; liquidity and access to credit; reduced customer demand, or delays in growth of customer demand, for higher performance lithium compounds; the success of Livent’s research and development efforts; risks inherent in international operations and sales, including political, financial and operational risks specific to Argentina, China and other countries where Livent has active operations; customer concentration and the delay or loss of, or significant reduction in orders from, large customers; failure to satisfy customer quality standards; increases in the price of energy and raw materials or broader global inflationary pressures; employee attraction and retention; union relations; cybersecurity breaches; our ability to protect our intellectual property rights; the lack of

Page 4/ Livent Releases Fourth Quarter 2021 Results

proven reserves; legal and regulatory proceedings; including any shareholder lawsuits; compliance with environmental, health and safety laws; changes in tax laws; risks related to ownership of our common stock, including price fluctuations and lack of dividends; events outside our control that could prevent us from achieving our sustainability goals; as well as the other factors described under the caption entitled “Risk Factors” in Livent’s 2020 Form 10-K filed with the Securities and Exchange Commission on February 26, 2021 and our subsequent Forms 10-Q filed with the Securities and Exchange Commission. Although Livent believes the expectations reflected in the forward-looking statements are reasonable, Livent cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Livent nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Livent is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.

1.Lithium Carbonate Equivalents.
2.Although we provide a forecast for Adjusted EBITDA, we are not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amount are not predictable, making it impractical for us to forecast such GAAP measure or to reconcile corresponding non-GAAP financial measure to such GAAP measure without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information. Such elements include, but are not limited to, restructuring, transaction related charges, and related cash activity. As a result, no GAAP outlook is provided for these metrics.
# # #

LIVENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$122.9	$82.2	$420.4	$288.2
Costs of sales	86.5	73.0	332.0	251.4
Gross margin	36.4	9.2	88.4	36.8
Selling, general and administrative expenses	15.7	13.5	49.9	44.6
Research and development expenses	0.8	0.9	3.0	3.7
Restructuring and other charges	0.4	0.6	3.8	10.7
Separation-related costs/(income)	0.7	(1.9)	2.0	(1.1)
Total costs and expenses	104.1	86.1	390.7	309.3
Income/(loss) from operations before loss on debt extinguishment, equity in net loss of unconsolidated affiliates and interest expense, net	18.8	(3.9)	29.7	(21.1)
Loss on debt extinguishment	—	—	—	0.1
Equity in net loss of unconsolidated affiliates	1.8	0.1	5.5	0.5
Interest expense, net	—	—	0.3	0.3
Income/(loss) from operations before income taxes	17.0	(4.0)	23.9	(22.0)
Income tax expense/(benefit)	9.5	(0.3)	23.3	(5.7)
Net income/(loss)	$7.5	$(3.7)	$0.6	$(16.3)
Net income/(loss) per weighted average share - basic	$0.05	$(0.03)	$—	$(0.11)
Net income/(loss) per weighted average share - diluted	$0.04	$(0.03)	$—	$(0.11)
Weighted average common shares outstanding - basic	161.7	146.3	154.7	146.2
Weighted average common shares outstanding - diluted	191.6	146.3	184.3	146.2

LIVENT CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME/(LOSS) TO EBITDA (NON-GAAP) AND ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In Millions)	2021	2020	2021	2020
Net income/(loss)	$7.5	$(3.7)	$0.6	$(16.3)
Add back:
Interest expense, net	—	—	0.3	0.3
Income tax expense/(benefit)	9.5	(0.3)	23.3	(5.7)
Depreciation and amortization	6.4	7.3	25.1	25.0
EBITDA (Non-GAAP) (1)	23.4	3.3	49.3	3.3
Add back:
Argentina remeasurement losses (a)	1.1	2.2	5.3	6.6
Restructuring and other charges (b)	0.4	0.6	3.8	10.7
Separation-related costs/(income) (c)	0.7	(1.9)	2.0	(1.1)
COVID-19 related costs (d)	1.0	1.5	5.2	3.2
Loss on debt extinguishment (e)	—	—	—	0.1
Other loss/(gain) (f)	0.9	(0.1)	3.9	(0.5)
Adjusted EBITDA (Non-GAAP) (1)	$27.5	$5.6	$69.5	$22.3
___________________
1.We evaluate operating performance using certain Non-GAAP measures such as EBITDA, which we define as net income/(loss) plus interest expense, net, income tax expense/(benefit), depreciation, and amortization, and Adjusted EBITDA, which we define as EBITDA adjusted for Argentina remeasurement losses, restructuring and other charges, separation-related costs/(income), COVID-19 related costs and other loss/(gain). Management believes the use of these Non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The Non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. These measures should not be considered as a substitute for net income/(loss) or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net income/(loss).
a.Represents impact of currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion, as well as significant currency devaluations. The remeasurement losses are included within "Cost of sales" in our consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. 2021 Restructuring and other charges consisted primarily of environmental remediation, transaction related legal fees and miscellaneous nonrecurring costs. 2020 consists of severance-related costs related to management changes, exit costs, and legal fees related to IPO securities litigation, including a settlement accrual, net of insurance reimbursement, of $2.0 million as of December 31, 2020. The IPO litigation settlement was finalized in the second quarter of 2021.
c.Represents legal and professional fees and other separation-related activity.
d.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the consolidated statements of operations, including but not limited to, incremental quarantine related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
e.Represents the partial write off of deferred financing costs for the temporary reduction in borrowing capacity of the Revolving Credit Facility excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
f.2021 represents our 25% interest in transaction costs incurred for the Nemaska Transaction, certain project-related costs and interest expense, all included in Equity in net loss of unconsolidated affiliates in our consolidated statement of operations. 2020 represents a portion of our nonrefundable prepaid research and development costs advanced to an unconsolidated affiliate in the fourth quarter 2019 and excluded from our calculation of Adjusted EBITDA in the same period because the costs represent research and development activities of the affiliate that had not occurred as of December 31, 2019. These costs were included with our calculation of Adjusted EBITDA for the twelve months ended December 31, 2020 when the costs were incurred at the unconsolidated affiliate.

RECONCILIATION OF NET INCOME/(LOSS) TO ADJUSTED AFTER-TAX EARNINGS/(LOSS) (NON-GAAP)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In Millions, except per share amounts)	2021	2020	2021	2020
Net income/(loss)	$7.5	$(3.7)	$0.6	$(16.3)
Nonrecurring charges/(income):
Argentina remeasurement losses(a)	1.1	2.2	5.3	6.6
Restructuring and other charges (b)	0.4	0.6	3.8	10.7
Separation-related costs/(income) (c)	0.7	(1.9)	2.0	(1.1)
COVID-19 related costs (d)	1.0	1.5	5.2	3.2
Loss on debt extinguishment (e)	—	—	—	0.1
Other loss/(gain) (f)	0.9	(0.1)	3.9	(0.5)
Non-GAAP tax adjustments (h)	4.0	(0.5)	12.7	(8.0)
Adjustment for interest, net of tax, on 2025 Notes assumed converted (g)	—	—	0.2	—
Adjusted after-tax earnings/(loss) (Non-GAAP) (1)	$15.6	$(1.9)	$33.7	$(5.3)

Diluted earnings/(loss) per common share	$0.04	$(0.03)	$—	$(0.11)
Nonrecurring charges/(income) per diluted share, before tax:
Argentina remeasurement losses, per diluted share	0.01	0.02	0.03	0.05
Restructuring and other charges, per diluted share	—	—	0.02	0.07
Separation-related (income)/costs, per diluted share	—	(0.01)	0.01	(0.01)
COVID-19 related costs, per diluted share	0.01	0.01	0.03	0.02
Other loss, per diluted share	—	—	0.02	—
Non-GAAP tax adjustments per diluted share	0.02	—	0.07	(0.06)
Diluted adjusted after-tax earnings/(loss) per share (Non-GAAP) (1)	$0.08	$(0.01)	$0.18	$(0.04)
Weighted average number of shares outstanding used in diluted adjusted after-tax earnings/(loss) per share computations (Non-GAAP)	191.6	146.3	184.3	146.2
____________________
1.The company believes that the Non-GAAP financial measures “Adjusted after-tax earnings/(loss)” and "Diluted adjusted after-tax earnings/(loss) per share" provide useful information about the company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings/(loss) excludes the effects of nonrecurring charges/(income) and tax-related adjustments. The company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. Diluted adjusted after-tax earnings/(loss) per share (Non-GAAP) is calculated using weighted average common shares outstanding - diluted.
a.Represents charges related to currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion, as well as significant currency devaluations. The remeasurement losses are included within "Cost of sales" in our consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. 2021 Restructuring and other charges consisted primarily of environmental remediation, transaction related legal fees and miscellaneous nonrecurring costs.2020 consists of severance-related costs related to management changes, exit costs, and legal fees related to IPO securities litigation, including a settlement accrual, net of insurance reimbursement, of $2.0 million as of December 31, 2020. The IPO litigation settlement was finalized in the second quarter of 2021.
c.Represents legal and professional fees and other separation-related activity.
d.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the consolidated statement of operations, including but not limited to, incremental quarantine related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
e.Represents the partial write off of deferred financing costs for the temporary reduction in borrowing capacity of the Revolving Credit Facility excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
f.2021 represents our 25% interest in transaction costs incurred for the Nemaska Transaction, certain project-related costs and interest expense, all included in Equity in net loss of unconsolidated affiliates in our consolidated statement of operations. 2020 represents a portion of our nonrefundable prepaid research and development costs advanced to an unconsolidated affiliate in the fourth quarter 2019 and excluded from our calculation of Adjusted EBITDA in the same period because the costs represent research and development activities of the affiliate that had not occurred as of December 31, 2019. These costs were included with our calculation of Adjusted EBITDA for the twelve months ended December 31, 2020 when the costs were incurred at the unconsolidated affiliate.
g.For the three and twelve months ended December 31, 2021, $2.9 million and $11.4 million of the interest on the 2025 Notes was capitalized, respectively.
h.The company excludes the GAAP tax provision, including discrete items, from the Non-GAAP measure of income, and instead includes a Non-GAAP tax provision based upon the annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the company's operational performance. The income tax expense/(benefit) on special charges/(income) is determined using the applicable rates in the taxing jurisdictions in which the special charge or income occurred and includes both current and deferred income tax expense/(benefit) based on the nature of the Non-GAAP performance measure.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in Millions)	2021	2020	2021	2020
Non-GAAP tax adjustments:
Income tax benefit on restructuring, separation-related and other corporate costs	$(0.7)	$0.4	$(2.7)	$(2.5)
Revisions to our tax liabilities due to finalization of prior year tax returns	0.5	0.6	0.9	1.0
Foreign currency remeasurement and other discrete items (1)	5.1	(2.3)	16.8	(8.0)
Other discrete items	(0.9)	0.8	(2.3)	1.5
Total Non-GAAP tax adjustments	$4.0	$(0.5)	$12.7	$(8.0)
______________________
1.Three and twelve months ended December 31, 2021 includes $7.3 million and $22.1 million income tax expense, respectively, relating to an adjustment for inflation in Argentina.

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED CASH FROM OPERATIONS (NON-GAAP)
(Unaudited)

	Twelve Months Ended
	December 31,
(In Millions)	2021	2020
Cash provided by operating activities	$26.4	$6.3
Restructuring and other charges	5.3	7.4
Separation-related costs/(income)	2.0	(0.8)
COVID-19 related costs (a)	5.2	3.2
Other loss (b)	—	(1.0)
Adjusted cash from operations (Non-GAAP) (1)	$38.9	$15.1
___________________
1.The company believes that the Non-GAAP financial measure “Adjusted cash from operations” provides useful information about the company’s cash flows to investors and securities analysts. Adjusted cash from operations excludes the effects of transaction-related cash flows. The company also believes that excluding the effects of these items from cash provided by operating activities allows management and investors to compare more easily the cash flows from period to period.
a.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the consolidated statement of operations, including but not limited to, incremental quarantine related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.

b.Represents "Equity in net loss of unconsolidated affiliates" and the portion of our nonrefundable prepaid research and development costs advanced to an unconsolidated affiliate in the fourth quarter of 2019 included in "Cash provided by investing activities" (GAAP) in our consolidated statement of cash flows but excluded from our calculation "Adjusted cash provided by operations" in the same period because the costs represented future research and development expenditures related to the unconsolidated affiliate.

RECONCILIATION OF LONG-TERM DEBT (GAAP) AND CASH AND CASH EQUIVALENTS (GAAP) TO
NET DEBT (NON-GAAP)
(Unaudited)

(In Millions)	December 31, 2021	December 31, 2020
Long-term debt (GAAP) (a)	$240.4	$274.6
Less: Cash and cash equivalents (GAAP)	(113.0)	(11.6)
Net debt (Non-GAAP) (1)	$127.4	$263.0
___________________
1.The company believes that the non-GAAP financial measure “Net debt” provides useful information about the company’s cash flows and liquidity to investors and securities analysts.
a.As of December 31, 2021 and 2020, the Company had no debt maturing within one year.

LIVENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In Millions)	December 31, 2021	December 31, 2020
Cash and cash equivalents	$113.0	$11.6
Trade receivables, net of allowance of approximately $0.3 in 2021 and $0.4 in 2020	96.4	76.3
Inventories	134.6	105.6
Other current assets	55.3	56.3
Total current assets	399.3	249.8
Investments	27.2	23.8
Property, plant and equipment, net of accumulated depreciation of $243.0 in 2021 and $222.4 in 2020	677.9	545.3
Right of use assets - operating leases, net	6.3	16.1
Deferred income taxes	0.9	13.4
Other assets	90.9	88.4
Total assets	$1,202.5	$936.8

Accounts payable, trade and other	$65.4	$43.9
Other current liabilities	65.9	38.4
Total current liabilities	131.3	82.3
Long-term debt	240.4	274.6
Long-term liabilities	35.4	43.7
Equity	795.4	536.2
Total liabilities and equity	$1,202.5	$936.8

LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended December 31,
(In Millions)	2021	2020
Cash provided by operating activities	$26.4	$6.3
Cash used in investing activities	(143.3)	(131.1)
Cash provided by financing activities	218.0	119.1
Effect of exchange rate changes on cash	0.3	0.5
Increase/(decrease) in cash and cash equivalents	101.4	(5.2)
Cash and cash equivalents, beginning of period	11.6	16.8
Cash and cash equivalents, end of period	$113.0	$11.6